Exhibit 99.1

VerifyMe Reports Third Quarter 2024 Financial Results

•	Quarterly revenue of $5.4 million in Q3 2024, compared to $5.6 million in Q3 2023
•	Gross Profit of $1.9 million or 35% in Q3 2024, compared to $2.0 million or 37% in Q3 2023
•	Net loss of ($2.4) million in Q3 2024, including $1.8M of one-time adjustments, compared to a net loss of ($0.9) million in Q3 2023
•	Adjusted EBITDA(1) of $0.2 million in Q3 2024, compared to Adjusted EBITDA of $0.2 million in Q3 2023

Lake Mary, FL – November 12, 2024 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) together with its subsidiaries, Trust Codes Global Limited (“Trust Codes Global”) and PeriShip Global LLC (“PeriShip Global”), (together “VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, supply chain traceability, authentication, anti-counterfeiting, and data-rich brand enhancement services, announced today the Company’s financial results for its third quarter ended September 30, 2024 (“Q3 2024”).

Adam Stedham, VerifyMe’s CEO and President stated, “The Company reported third quarter positive adjusted EBITDA and continues to project a positive adjusted EBITDA for the full year of 2024.(2)  This quarter represents our fifth quarter of positive adjusted EBITDA, and we are committed to continuing this path. As previously stated, we believe the Proactive services within Precision Logistics represent a significant opportunity for organic growth and cashflow creation. We dedicated additional sales investment within this segment, and I am pleased with the organic growth and profit improvement of our Proactive services. However, the lack of success across initiatives within the code portion of our Authentication Segment has continued into Q3. We believe the best path for creating shareholder value is to discontinue the codes portion of the Authentication Segment, including no longer pursuing the opportunity with Amazon Transparency, due to the significant investment required. We will redirect that investment into Precision Logistics, ink or other strategic growth options. We believe that maximizing our investment in this area creates the best opportunity to enable meaningful value for our shareholders.”

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(1) Adjusted EBITDA is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures" below for information about this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

(2) Projections are based on Company estimates as of November 12, 2024, and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. For forward-looking Adjusted EBITDA, a reconciliation to its nearest GAAP measure, net income (loss) is unavailable on a forward -looking basis without unreasonable effort due to the components of the GAAP-measure that are indeterminable as of the date of this press release.

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Key Financial Highlights for Q3 2024:

•	Quarterly consolidated revenue of $5.4 million in Q3 2024, compared to $5.6 million for the three months ended September 30, 2023 (“Q3 2023”)
•	Gross profit of $1.9 million or 35% in Q3 2024, compared to $2.0 million or 37% in Q3 2023
•	Net loss of ($2.4) million or ($0.23) per diluted share in Q3 2024 including $1.8M of one-time adjustments, compared to a net loss of ($0.9) million or ($0.09) per diluted share in Q3 2023
•	Adjusted EBITDA(1) of $0.2 million in Q3 2024, compared to Adjusted EBITDA of $0.2 million in Q3 2023
•	Cash of $2.6 million as of September 30, 2024

Financial Results for the Three Months Ended September 30, 2024:

Revenue in Q3 2024 was $5.4 million, compared to $5.6 million in Q3 2023. Revenue for the quarter decreased by $0.2 thousand. The growth in the Authentication segment has not materialized, and while the growth in the Precision Logistics segment Proactive services increased, this was more than offset by the previously disclosed discontinued contract with one customer in our Premium services . The Proactive services revenue grew 9% in Q3 2024 compared to Q3 2023. The Precision Logistics segment accounted for 98% of the revenue for the quarter.

Gross profit in Q3 2024 was $1.9 million, compared to $2.0 million in Q3 2023. The resulting gross margin percentage was 35% for the three months ended September 30, 2024, compared to 37% for the three months ended September 30, 2023. The decrease in gross margin was principally due to the discontinued contract in Premium services in the Precision Logistics segment which has higher margins. The Proactive services revenue gross margin percentage improved in Q3 2024 compared to Q3 2023.

Operating loss in Q3 2024 was ($2.9) million, compared to ($0.9) million in Q3 2023. The increased loss primarily relates to $2.3 million of goodwill and intangible asset impairments in the Authentication segment in Q3 2024.

Our net loss in Q3 2024 was ($2.4) million, compared to net loss of ($0.9) million in Q3 2023. The resulting loss per diluted share in Q3 2024 was ($0.23), compared to loss per diluted share of ($0.09) in Q3 2023. The increased loss primarily relates to the $2.3 million goodwill and intangible asset impairment in the Authentication segment partially offset by a $0.5 million gain on change in fair value of contingent consideration.

Adjusted EBITDA in Q3 2024 and Q3 2023 was $0.2 million. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measures” for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss is included as a schedule to this release.

Adam Stedham, VerifyMe’s CEO and President stated, “The Company reported a year-to-date Adjusted EBITDA at the end of the third quarter 2024 that exceeds our whole year 2023 Adjusted EBITDA. We are pleased with the meaningful growth in Adjusted EBITDA and believe we have a path for Adjusted EBITDA growth in 2025 compared to 2024. Our decision to discontinue pursuing the codes element of our Authentication Segment is a surprising change of strategy, but after careful consideration, I believe it will contribute to further growth in Adjusted EBITDA and importantly shareholder value. We have engaged with bankers and advisors regarding strategic growth opportunities, and we are encouraged by the opportunities we see so far.”

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At September 30, 2024, VerifyMe had a $2.6 million cash balance and $2.1 million in working capital.

At September 30, 2024, VerifyMe had 10,715,065 shares issued and 10,444,698 shares outstanding.

Earnings Call

The Company has scheduled an earnings conference call and webcast for 11:00 a.m. ET on Tuesday November 12, 2024. Prepared remarks regarding the company's financial and operational results will be followed by a question and answer period with VerifyMe's executive team. The conference call may be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=Bf7qeSnH or by calling +1 (844) 282-4569 within the US, or +1 (412) 317-5614 internationally, and requesting the “VerifyMe Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of the VerifyMe website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the conference call and webcast at: https://dpregister.com/sreg/10193901/fdcff0b732.

The webcast and presentation will be archived on the Investors section of VerifyMe’s website and will remain available for 90 days.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), together with its subsidiaries, PeriShip Global and Trust Codes Global, is a traceability and customer support services provider using specialized software and process technology. The company operates a Precision Logistics Segment and an Authentication Segment to provide specialized logistics for time-and-temperature sensitive products, as well as item level traceability, anti-diversion and anti-counterfeit protection, brand protection and enhancement technology solutions. VerifyMe serves customers worldwide. To learn more, visit https://www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continues,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, severe climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. Additionally, the Company believes Adjusted EBITDA is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. In particular, with regard to our comparison of Adjusted EBITDA for the three and nine months ended September 30, 2024, to the three and nine months ended September 30, 2023, we believe is useful to investors in understanding the results of operations. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA represents EBITDA plus non-cash stock compensation expense, severance expense, unrealized (gain) loss on equity investment, impairments, change in fair value of contingent consideration and one-time professional expenses for acquisitions. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

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A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in a schedule to this press release. The Company believes that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules as the presentation here may not be comparable to other similarly titled measures of other companies.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

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VerifyMe, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	As of
	September 30, 2024	December 31, 2023
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents including restricted cash	$2,610	$3,095
Accounts receivable, net of allowance for credit loss reserve, $117 and $165 as of September 30, 2024 and December 31, 2023, respectively	1,200	3,017
Unbilled revenue	786	1,282
Prepaid expenses and other current assets	205	254
Inventory	19	38
TOTAL CURRENT ASSETS	4,820	7,686

PROPERTY AND EQUIPMENT, NET	$159	$240

RIGHT OF USE ASSET	339	468

INTANGIBLE ASSETS, NET	5,523	6,927

GOODWILL	3,988	5,384

TOTAL ASSETS	$14,829	$20,705

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Term note, current	$500	$500
Accounts payable	1,622	3,310
Other accrued expense	455	988
Lease liability- current	166	170
Contingent liability- current	22	173
TOTAL CURRENT LIABILITIES	2,765	5,141

LONG-TERM LIABILITIES
Contingent liability, non-current	$-	$751
Long-term lease liability	184	307
Term note	500	875
Convertible Note – related party	450	475
Convertible Note	650	625
TOTAL LIABILITIES	$4,549	$8,174

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-

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Common stock, $0.001 par value; 675,000,000 authorized; 10,715,065 and 10,453,315 issued, 10,444,698 and 10,123,964 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	11	10

Additional paid in capital	95,991	95,031

Treasury stock at cost; 270,367 and 329,351 shares at September 30, 2024 and December 31, 2023, respectively	(464)	(659)

Accumulated deficit	(85,172)	(81,849)

Accumulated other comprehensive loss	(86)	(2)

STOCKHOLDERS' EQUITY	10,280	12,531

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,829	$20,705

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VerifyMe, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

NET REVENUE	$5,435	$5,604	$16,546	$16,600

COST OF REVENUE(a)	3,540	3,558	10,301	11,447

GROSS PROFIT	1,895	2,046	6,245	5,153

OPERATING EXPENSES
Segment management and Technology(a)	1,329	1,341	4,189	3,697
General and administrative (a)	778	1,178	2,780	3,393
Research and development	5	5	65	23
Sales and marketing (a)	401	377	999	1,403
Goodwill and Intangible asset impairment	2,252	-	2,265	34

Total Operating expenses	4,765	2,901	10,298	8,550

LOSS BEFORE OTHER INCOME (EXPENSE)	(2,870)	(855)	(4,053)	(3,397)

OTHER (EXPENSE) INCOME
Interest expenses, net	(29)	(39)	(109)	(127)
Unrealized loss on equity investment	-	-	-	(2)
Change in fair value of contingent consideration	475	(36)	839	136
Other expense, net	-	-	-	(2)
TOTAL OTHER INCOME (EXPENSE), NET	446	(75)	730	5

NET LOSS	$(2,424)	$(930)	$(3,323)	$(3,392)

LOSS PER SHARE
BASIC	(0.23)	(0.09)	(0.32)	(0.35)
DILUTED	(0.23)	(0.09)	(0.32)	(0.35)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	10,603,747	9,879,202	10,306,392	9,732,619
DILUTED	10,603,747	9,879,202	10,306,392	9,732,619

(a)	Includes share-based compensation of $486 thousand and $1,183 thousand for the three and nine months ended September 30, 2024, respectively, and $498 thousand and $1,099 thousand for the three and nine months ended September 30, 2023, respectively.

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VerifyMe, Inc.

Consolidated EBITDA and Adjusted EBITDA Reconciliation Table (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2024	2023	2024	2023

Net Loss (GAAP)	$(2,424)	$(930)	$(3,323)	$(3,392)
Interest expense, net	29	39	109	127
Amortization and depreciation	306	295	905	835

Total EBITDA (Non-GAAP)	(2,089)	(596)	(2,309)	(2,430)

Adjustments:

Stock based compensation	85	5	174	46
Fair value of restricted stock and restricted stock units issued in exchange for services	401	484	1,009	932
Severance	-	247	141	579
Unrealized loss on equity investment	-	-	-	2
Change in fair value of contingent consideration	(475)	36	(839)	(136)
Impairments	2,252	-	2,265	34
One-time professional expenses for acquisitions	-	-	-	278

Total Adjusted EBITDA (Non-GAAP)	$174	$176	$441	$(695)

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